Exhibit 99.1

ReachLocal Reports Third Quarter 2011 Results

International Revenue Grows 76% Year-over-Year

Direct Local Revenue Increases 34% Year-over-Year

Launches In the Netherlands, Announces Q1 Launch into Japan

(WOODLAND HILLS, CA) – November 1, 2011 - ReachLocal, Inc. (NASDAQ:RLOC), a leader in local online marketing solutions for small- and medium-sized businesses (SMBs), today reported financial results for the third quarter ended September 30, 2011.

·	Total year-over-year revenue growth of 28%, highlighted by 76% growth in international revenue and 34% growth in direct local channel revenue
·	Adjusted EBITDA* of $4.5 million, as compared to $1.3 million for the prior year period
·	Launched offices in Amsterdam, the Netherlands; Dusseldorf, Germany; Newcastle, Australia and Columbus, Ohio
·	Target Q1 launch into Tokyo, Japan

Management Commentary

“ReachLocal posted solid revenue and Adjusted EBITDA gains despite an environment of continued economic weakness, particularly in North America,” said Zorik Gordon, President and CEO of ReachLocal.  “In view of ongoing strong sales productivity from our international IMCs, we continued our international expansion strategy by launching in the Netherlands and opening new offices in Germany and Australia, and our plans to launch in Tokyo early next year are on track.”

“We remain bullish on the long-term prospects for the business based on the continued shift of offline advertising dollars to online on a global basis,” said Gordon.  “We plan to continue executing on our investment strategy of deploying IMCs and developing new products to capture new markets and to increase market share,” he added.

Quarterly Results at a Glance*

(Amounts in 000’s except key metrics and per share amounts)

	Q3 2011	Q3 2010	% Change
Revenue	$98,629	$77,121	28%
Net Loss from Continuing Operations	$(1,203)	$(1,832)	34%
Net Loss from Continuing Operations per Dilluted Share	$(0.05)	$(0.07)	29%
Net Loss	$(4,601)	$(2,871)	(60)%
Net Loss per Diluted Share	$(0.16)	$(0.10)	(60)%
Adjusted EBITDA*	$4,530	$1,286	252%
Underclassmen Expense	$11,591	$9,540	21%
Cash Flow from Continuing Operations*	$6,187	$(2,557)	342%
Non-GAAP Net Income*	$2,757	$187	1,374%
Non-GAAP Net Income per Diluted Share*	$0.09	$0.01	800%

*ReachLocal’s Bizzy operations were determined to be discontinued operations during the third quarter of 2011 and the Company recorded a loss of $3,272 from those discontinued operations. The Net Loss from Continuing Operations includes an impairment of $764 related to the intangible asset for customer relationships acquired with DealOn in February 2011. The definitions for Adjusted EBITDA and Non-GAAP Net Income, as set forth in full below, have been revised in the third quarter of 2011 to exclude discontinued operations and the impairment of acquired assets.

Revenue by Channel and Geography:
Direct Local Revenue	$76,814	$57,245	34%
National Brands, Agencies and Resellers (NBAR) Revenue	$21,815	$19,877	10%
International Revenue (included above)	$23,561	$13,396	76%

Key Metrics (at period end):
Active Advertisers**	18,700	17,100	9%
Active Campaigns**	27,000	22,500	20%
Total Upperclassmen	344	264	30%
Total Underclassmen	464	432	7%
Total IMCs	808	696	16%

**These numbers reflect the exclusion in the nine months ended September 30, 2011 of the Active Advertisers and Active Campaigns sold by the Company’s dedicated deal marketing consultants due to the elimination of those positions.  The second quarter of 2011 was the only other quarter in which the Company included campaigns sold by its dedicated deal marketing consultants in the counts for Active Advertisers and Active Campaigns. If during the second quarter of 2011 the numbers of Active Advertisers and Active Campaigns were calculated in the foregoing manner, they would have been 18,200 and 25,500, respectively.

Business Outlook

“We’re pleased that we were able to deliver solid third quarter results, driven by 76% growth in international revenue and 34% growth in direct local channel revenue,” said Ross Landsbaum, Chief Financial Officer. He added, “Our fourth quarter revenue outlook reflects 20-plus percent revenue growth tempered by seasonality and the continuation of the challenging macro-economic environment that we saw in the third quarter. In the near term, we don’t expect any sustained improvement in the macro-economic environment and until our international expansion efforts reach scale, we would expect levels of revenue growth similar to our fourth quarter outlook and modest Adjusted EBITDA growth.”

The Company’s outlook for the fourth quarter of 2011 is as follows:

·	Revenues in the range of $98.6 to $100.6 million

·	Adjusted EBITDA in the range of $3.5 to $4.5 million

·	Ending Upperclassmen headcount of 350 to 370

·	Ending Underclassmen headcount of 380 to 400

·	Ending total IMC headcount of 730 to 770

The Company updated its outlook for fiscal year 2011 as follows:

·	Revenues in the range of $374 to $376 million

·	Adjusted EBITDA in the range of $14 to $15 million***

***Reflecting the classification of Bizzy as a discontinued operation.

Conference Call and Webcast Information

The ReachLocal third quarter 2011 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Tuesday, November 1, 2011, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-941-1427 at least ten minutes prior to the call.  ReachLocal will also offer a live and archived webcast of the conference call, accessible from the "Investors" section of the Company’s Web site at www.reachlocal.com.

The Company will also make available supplemental information showing the pro forma effect of classifying Bizzy to discontinued operations for other historical periods, accessible from the "Investors" section of the Company’s Web site at www.reachlocal.com.

Use of Non-GAAP Measures

ReachLocal management evaluates and makes operating decisions using various financial and operational metrics.  In addition to the Company’s GAAP results, Management also considers non-GAAP measures of net income (loss), net income (loss) per share, and Adjusted EBITDA.  Management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. The attached tables provide a reconciliation of these non-GAAP financial measures with the most directly comparable GAAP financial measures.  Management also tracks and reports on Underclassmen Expense, Active Advertisers, Active Campaigns and the total number of Internet Marketing Consultants (IMCs), as each of these metrics are important gauges of the progress of the Company’s performance.

The non-GAAP net income is defined as net income (loss) from continuing operations before (a) stock-based compensation related expense (including the related adjustment to amortization of capitalized software development costs) and (b) acquisition related costs.  Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles and, in the case of the acquisition of SMB:LIVE, the deferred cash consideration) and amounts included in other non-operating income or expense.This definition excludes the effect of Bizzy as a discontinued operation and the impairment of certain intangibles acquired in the DealOn acquisition.

Acquisition Related Costs:  Acquisition related costs, including the amortization and any impairment of acquired intangibles and the deferred cash consideration for the SMB:LIVE acquisition, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations. This definition excludes the effect of the impairment of certain intangibles acquired in the DealOn acquisition.

Each of these non-GAAP measures, while having utility, also have limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

·	Adjusted EBITDA does not reflect the Company’s cash expenditures for capital equipment or other contractual commitments;

·
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements;

·	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

·	Adjusted EBITDA and non-GAAP net income (loss) do not consider the potentially dilutive impact of issuing equity-based compensation to the Company’s management and other employees;

·
Adjusted EBITDA does not reflect the potentially significant interest expense or the cash requirements necessary to service interest or principal payments on indebtedness that the Company may incur in the future;

·
Adjusted EBITDA does not reflect income and expense items that relate to the Company’s financing and investing activities, any of which could significantly affect the Company’s results of operations or be a significant use of cash;

·	Adjusted EBITDA and non-GAAP net income (loss) do not reflect costs or expenses associated with accounting for business combinations;

·	Adjusted EBITDA does not reflect certain tax payments that may represent a reduction in cash available to the Company; and

·	Other companies, including companies in the same industry, calculate Adjusted EBITDA and non-GAAP net income (loss) measures differently, which reduces their usefulness as a comparative measure.

Adjusted EBITDA is not intended to replace operating income (loss), net income (loss) and other measures of financial performance reported in accordance with GAAP. Rather, Adjusted EBITDA is a measure of operating performance that may be considered in addition to those measures. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the business.

Underclassmen Expense is a number the Company calculates to approximate its investment in Underclassmen and is comprised of the selling and marketing expenses allocated to Underclassmen during a reporting period. The amount includes the direct salaries and allocated benefits of the Underclassmen (excluding commissions), training and sales organization expenses including depreciation allocated based on relative headcount and marketing expenses allocated based on relative revenue. While management believes that Underclassmen Expense provides useful information regarding the Company’s approximated investment in Underclassmen, the methodology used to arrive at the estimated Underclassmen Expense was developed internally by the Company, is not a concept or method recognized by GAAP and other companies may use different methodologies to calculate or approximate measures similar to Underclassmen Expense. Accordingly, the calculation of Underclassmen Expense may not be comparable to similar measures used by other companies. Management refers to sales through its sales force of Internet Marketing Consultants as its Direct Local channel.  As the sale to agencies, resellers and national brands involves negotiations with businesses that generally represent an aggregated group of SMB advertisers, management groups them together as the National Brands, Agencies and Resellers (NBAR) channel.

Active Advertisers is a number the Company calculates to approximate the number of clients directly served through our Direct Local channel as well as clients served through our National Brands, Agencies and Resellers channel but excludes advertisers sold by the Company’s dedicated deal marketing consultants. We calculate Active Advertisers by adjusting the number of Active Campaigns to combine clients with more than one Active Campaign as a single Active Advertiser. Clients with more than one location are generally reflected as multiple Active Advertisers. Because this number includes clients served through the National Brands, Agencies and Resellers channel, Active Advertisers includes entities with which we do not have a direct client relationship. Numbers are rounded to the nearest hundred.

Active Campaigns is a number we calculate to approximate the number of individual products or services we are managing under contract for Active Advertisers but excludes campaigns sold by the Company’s dedicated deal marketing consultants. For example, if we were performing both ReachSearch and ReachDisplay campaigns for a client, we consider that two Active Campaigns. Similarly, if a client purchased ReachSearch campaigns for two different products or purposes, we consider that two Active Campaigns. Numbers are rounded to the nearest hundred.

Caution Concerning Forward-Looking Statements

Statements in this press release regarding the Company’s guidance for future periods and the quotes from management constitute “forward-looking” statements within the meaning of the Securities Exchange Act of 1934.  These statements reflect the Company’s current views about future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to materially differ from those expressed or implied by the forward-looking statements.  Actual events or results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including:  (i) the Company’s ability to purchase media and receive rebates from Google, Yahoo! and Microsoft under commercially reasonable terms; (ii) the Company’s ability to recruit, train and retain its Internet Marketing Consultants; (iii) the Company’s ability to attract and retain customers; (iv) the Company’s ability to successfully enter new markets and manage its international expansion; (v) the Company’s ability to successfully develop and offer new products and services in the highly competitive online advertising industry; (vi) the impact of worldwide economic conditions, including the resulting effect on advertising budgets; and (vii) our ability to comply with government regulation affecting our business, including regulations or policies governing consumer privacy.  More information about these factors and other potential factors that could affect the Company's business and financial results is contained in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K . The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About ReachLocal, Inc.

ReachLocal, Inc.'s (NASDAQ: RLOC) mission is to help small- and medium-sized businesses (SMBs) acquire, maintain and retain customers via the Internet. ReachLocal offers a comprehensive suite of online marketing solutions, including search engine marketing (ReachSearch™), Web presence (ReachCast™), display advertising (ReachDisplay™) and remarketing, deal commerce (ReachDeals™), online marketing analytics (TotalTrack®), and assisted chat service (TotalLiveChat™), each targeted to the SMB market. ReachLocal delivers this suite of services to SMBs through a combination of its proprietary technology platform and its direct, "feet-on-the-street" sales force of Internet Marketing Consultants and select third party agencies and resellers.  ReachLocal is headquartered in Woodland Hills, CA, with offices throughout North America and in Australia, the United Kingdom, Germany and the Netherlands.

Investor Relations: Alex Wellins The Blueshirt Group (415) 217-5861 alex@blueshirtgroup.com	Media Contact: David Glaubke Director of Corporate Communications ReachLocal, Inc. (818) 936-9908 dglaubke@reachlocal.com

(Tables to follow)

REACHLOCAL, INC.
UNAUDITED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$93,593	$79,906
Short-term investments	627	8,208
Accounts receivable, net	4,052	3,295
Prepaid expenses and other current assets	2,097	2,372
Assets of discontinued operations, net	-	2,026
Total current assets	100,369	95,807

Property and equipment, net	8,854	6,531
Capitalized software development costs, net	11,139	8,829
Restricted certificates of deposit	964	801
Intangible assets, net	2,503	2,963
Goodwill	41,766	34,118
Other assets	1,159	1,339
Total assets	$166,754	$150,388

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$28,307	$27,471
Accrued expenses	17,649	14,042
Deferred payment obligations	1,939	530
Deferred revenue and other liabilities	28,630	24,656
Total current liabilities	76,525	66,699

Deferred rent and deferred payment obligations	2,461	1,673
Total liabilities	78,986	68,372

Stockholders’ Equity:
Common stock	-	-
Receivable from stockholder	(87)	(87)
Additional paid-in capital	113,209	98,140
Accumulated deficit	(25,041)	(16,044)
Accumulated other comprehensive loss	(313)	7
Total stockholders’ equity	87,768	82,016
Total liabilities and stockholders’ equity	$166,754	$150,388

Note: During the three months ended September 30, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations. Accordingly, related prior-period amounts have been reclassified to conform to the current period presentation.

REACHLOCAL, INC.
UNAUDITED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue	$98,629	$77,121	$275,439	$211,109
Cost of revenue	50,265	42,172	141,363	115,458
Operating expenses:
Selling and marketing	36,769	28,343	103,457	78,046
Product and technology	4,257	2,623	10,800	7,034
General and administrative	8,821	5,970	24,470	16,940

Total operating expenses	49,847	36,936	138,727	102,020

Loss from continuing operations	(1,483)	(1,987)	(4,651)	(6,369)
Other income (expense), net	280	155	697	410

Loss from continuing operations before provision for income taxes	(1,203)	(1,832)	(3,954)	(5,959)
Provision (benefit) for income taxes	126	83	323	(462)
	-
Loss from continuing operations, net of income taxes	(1,329)	(1,915)	(4,277)	(5,497)
Loss from discontinued operations, net of income taxes	(3,272)	(956)	(4,720)	(2,022)
Net loss	$(4,601)	$(2,871)	$(8,997)	$(7,519)

Net loss per share available to common stockholders
Basic loss per share from continuing operations	$(0.05)	$(0.07)	$(0.15)	$(0.21)
Basic loss per share from discontinued operations	(0.11)	(0.03)	(0.16)	(0.08)
Basic net loss per share	$(0.16)	$(0.10)	$(0.31)	$(0.29)

Diluted loss per share from continuing operations	$(0.05)	$(0.07)	$(0.15)	$(0.21)
Diluted loss per share from discontinued operations	(0.11)	(0.03)	(0.16)	(0.08)
Diluted net loss per share	$(0.16)	$(0.10)	$(0.31)	$(0.29)

Weighted average common shares used in computation of net loss per share (5)
Basic	29,302	27,848	28,936	25,728
Diluted	29,302	27,848	28,936	25,728

Stock-based compensation, net of capitalization, and depreciation and amortization included in above line items:

Stock-based compensation:
Cost of revenue	$60	$51	$176	$212
Selling and marketing	325	318	1,068	757
Product and technology	421	284	976	766
General and administrative	1,525	871	4,096	2,231
	$2,331	$1,524	$6,316	$3,966

Depreciation and amortization:
Cost of revenue	$194	$97	$551	$267
Selling and marketing	413	257	1,080	745
Product and technology	1,862	1,084	5,033	2,555
General and administrative	359	278	971	787
	$2,828	$1,716	$7,635	$4,354

Note: During the three months ended September 30, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations. Accordingly, related prior-period amounts have been reclassified to conform to the current period presentation.

REACHLOCAL, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)
	Nine Months Ended September 30,

	2011	2010
Cash flow from operating activities:
Net loss from continuing operations	$(4,277)	$(5,497)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	7,635	4,354
Stock-based compensation, net	6,316	3,966
Provision for doubtful accounts	180	234
Impairment of intangible assets	764	-
Provision for deferred income taxes	-	(702)
Accrual of interest on deferred payment obligations	25	(102)
Changes in operating assets and liabilities:
Accounts receivable	(903)	(318)
Prepaid expenses and other current assets	273	(673)
Other assets	163	(368)
Accounts payable and accrued liabilities	4,734	(50)
Deferred revenue and derred payment obligations	4,984	7,008
Net cash provided by operating activities, continuing operations	19,894	7,852
Net cash provided by operating activities , discontinued operations	(1,307)	(1,683)
Net cash provided by operating activities	18,587	6,169

Cash flow from investing activities:
Additions to property, equipment and software	(9,547)	(5,899)
Purchase of DealOn, net of acquired cash	(5,793)	-
Purchase of SMB:LIVE, net of acquired cash	-	(2,759)
Payment of deferred obligation	(417)	(5,853)
Proceeds from maturity of certificates of deposits	7,666	-
Purchases of certificates of deposit	(195)	371
Purchases of short term investments	(85)	(136)
Net cash used in investing activities, continuing operations	(8,371)	(14,276)
Net cash used in investing activities, discontinued operations	(1,244)	(1,033)
Net cash used in investing activities	(9,615)	(15,309)

Cash flow from financing activities:
Proceeds from exercise of stock options	5,515	428
Proceeds from initial public offering	-	47,648
Deferred offering costs	-	(4,620)
Net cash provided by (used in) financing activities	5,515	43,456

Effect of exchange rates on cash	(800)	460

Net change in cash and cash equivalents	13,687	34,776
Cash and cash equivalents—beginning of period	79,906	35,379

Cash and cash equivalents—end of period	$93,593	$70,155

Note: During the three months ended September 30, 2011, the Company recorded discontinued operations related to its Bizzy subsidiary. Accordingly, certain prior-period amounts have been reclassified to conform to current period presentation.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Reconciliation of Adjusted EBITDA to Loss from continuing operations
(in thousands)
Loss from continuing operations	$(1,483)	$(1,987)	$(4,651)	$(6,369)
Add:
Depreciation and amortization	2,828	1,716	7,635	4,354
Stock-based compensation, net	2,331	1,524	6,316	3,966
Acquisition and integration costs	854	33	1,374	542
Adjusted EBITDA (1)	$4,530	$1,286	$10,674	$2,493

Underclassmen Expense (2)	$11,591	$9,540	$32,714	$26,025

Note: During the three months ended September 30, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations. Accordingly, related prior-period amounts have been reclassified to conform to the current period presentation.

REACHLOCAL, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results for Three Months Ended September 30, 2011 and 2010
(in thousands, except per share amounts)

	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
		Adjustments:				Adjustments:
	GAAP	Stock-based			GAAP	Stock-based
	Continuing	Compensation	Acquisition	Non-GAAP	Continuing	Compensation	Acquisition	Non-GAAP
	Operations	Related	Related	Operating	Operations	Related	Related	Operating
	"As Reported"	Expense (3)	Costs (4)	Results	"As Reported"	Expense (3)	Costs (4)	Results
Revenue	$98,629	-	-	$98,629	$77,121			$77,121

Cost of revenue	50,265	(55)	(856)	49,354	42,172	(51)	-	42,121

Operating expenses:
Sales and marketing	36,769	(331)	-	36,438	28,343	(318)	-	28,025
Product and technology	4,257	(694)	(386)	3,177	2,623	(445)	(225)	1,953
General and administrative	8,821	(1,525)	(239)	7,057	5,970	(871)	(192)	4,907
Total Operating expenses	49,847	(2,550)	(625)	46,672	36,936	(1,634)	(417)	34,885
Income (Loss) from continuing operations	(1,483)	2,605	1,481	2,603	(1,987)	1,685	417	115
Other income, net	280	-	-	280	155	-	-	155
Income (Loss) from continuing operations before provision for income taxes	(1,203)	2,605	1,481	2,883	(1,832)	1,685	417	270
Provision for income taxes	126	-	-	126	83	-	-	83
Net income (loss)	$(1,329)	2,605	1,481	$2,757	$(1,915)	1,685	417	$187

Net loss per share available to common stockholders
Basic income (loss) per share	$(0.05)			$0.09	$(0.07)			$0.01

Diluted income (loss) per share	$(0.05)			$0.09	$(0.07)			$0.01

Weighted average shares outstanding (5)
Basic	29,302			29,302	27,848			27,848
Diluted	29,302			30,767	27,848			29,852

Note: During the three months ended September 30, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations. Accordingly, related prior-period amounts have been reclassified to conform to the current period presentation.

REACHLOCAL, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results for Nine Months Ended September 30, 2011 and 2010
(in thousands, except per share amounts)

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
		Adjustments:				Adjustments:
	GAAP	Stock-based			GAAP	Stock-based
	Continuing	Compensation	Acquisition	Non-GAAP	Continuing	Compensation	Acquisition	Non-GAAP
	Operations	Related	Related	Operating	Operations	Related	Related	Operating
	"As Reported"	Expense (3)	Costs (4)	Results	"As Reported"	Expense (3)	Costs (4)	Results
Revenue	$275,439	-	-	$275,439	$211,109	-	-	$211,109

Cost of revenue	141,363	(169)	(1,000)	140,194	115,458	(212)	-	115,246

Operating expenses:
Sales and marketing	103,457	(1,075)	-	102,382	78,046	(758)	(7)	77,281
Product and technology	10,800	(1,885)	(1,116)	7,799	7,034	(1,020)	(697)	5,317
General and administrative	24,470	(4,096)	(1,034)	19,340	16,940	(2,231)	(862)	13,847
Total Operating expenses	138,727	(7,056)	(2,150)	129,521	102,020	(4,009)	(1,566)	96,445
Income (Loss) from continuing operations	(4,651)	7,225	3,150	5,724	(6,369)	4,221	1,566	(582)
Other income, net	697	-	14	711	410	-	-	410
Income (Loss) from continuing operations before provision for income taxes	(3,954)	7,225	3,164	6,435	(5,959)	4,221	1,566	(172)
Provision (benefit) for income taxes	323	-	-	323	(462)	-	701	239
Net income (loss)	$(4,277)	7,225	3,164	$6,112	$(5,497)	4,221	865	$(411)

Net loss per share available to common stockholders
Basic income (loss) per share	$(0.15)			$0.21	$(0.21)			$(0.02)

Diluted income (loss) per share	$(0.15)			$0.19	$(0.21)			$(0.02)

Weighted average shares outstanding (5)

Basic	28,936			28,936	25,728			25,728
Diluted	28,936			31,374	25,728			25,728

Note: During the three months ended September 30, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations. Accordingly, related prior-period amounts have been reclassified to conform to the current period presentation.

Footnotes

(1) Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles and, in the case of the acquisition of SMB:LIVE, the deferred cash consideration) and amounts included in other non-operating income or expense.

(2) Underclassmen Expense is a number the Company calculates to approximate its investment in Underclassmen and is comprised of the selling and marketing expenses allocated to Underclassmen during a reporting period. The amount includes the direct salaries and allocated benefits of the Underclassmen (excluding commissions), training and sales organization expenses including depreciation allocated based on relative headcount and marketing expenses allocated based on relative revenue.

(3) Stock-based Compensation Related Expense: Includes stock-based compensation expense and the related adjustment to amortization of capitalized software development costs.

(4) Acquisition related costs, including the amortization and any impairment of acquired intangibles and the deferred cash consideration for the SMB:LIVE acquisition, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations.

(5) Weighted average shares outstanding:  The weighted average shares outstanding prior to the initial public offering date of May 19, 2010 have been retroactively adjusted to reflect the conversion of the Company's preferred stock into common stock.  The periods after the initial public offering reflect the actual shares outstanding.